Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1


                             Payment Date 07/18/2000

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Servicing Certificate

Beginning Principal Balance                                        155,426,507.31
Ending Principal Balance                                           154,476,535.99
Principal Collections                                                  949,971.32
Interest Collections                                                 1,802,893.66

Active Loan Count                                                           3,317

Principal Balance of Current Month Prefunding                                0.00

Substitution Adjustment Amount                                               0.00

Policy Draw Amount                                                           0.00


Total Limited Reimbursement Amount                                      33,022.61

Current month distribution to Credit Enhancer
                                                    44,453.52

Net Loan Rate                                                              13.85%

Note Rate - Class A-1 Notes                                               6.8488%
Note Rate - Class A-2 Notes                                               7.8400%
Note Rate - Class A-3 Notes                                               8.1700%
Note Rate - Class A-4 Notes                                               8.2700%

                                                       Beginning Note Balance      Ending Note Balance     Principal    Interest
                                                                                                         Distribution
                                    Class A-1 Notes                 61,982,061.10          60,233,214.05  1,748,847.05  341,958.04
                                    Class A-2 Notes                 18,887,000.00          18,887,000.00             -  123,395.07
                                    Class A-3 Notes                 29,790,000.00          29,790,000.00             -  202,820.25
                                    Class A-4 Notes                 41,753,000.00          41,753,000.00             -  287,747.76
                                                                                          --------------          ---- ----------
                                        Total Notes
                                                                   152,412,061.10         150,663,214.05  1,748,847.05  955,921.12

Certificates                                                                 0.00

Prefunding Account                                          Total Amount
                                                    ------------------------------
Beginning Balance                                                            0.00
Interest Earned on Prefunding Account                                       22.35
Prior month Interest earned transferred to                                   0.00
overcollateralization
Collection Period Subsequent Transfer                                        0.00
Prefunding Account balance distributed to                                   22.35
Noteholders
                                                    ------------------------------
     Total Ending Prefunding Account Balance  as of                          0.00
                                       Payment Date


Capitalized Interest Account Balance
Beginning Balance                                                            0.00
Withdraw relating to prior month Collection Period                           0.00
Interest Earned                                                            144.66
Interest Earned sent to Note Payment account                                 0.00
Total Ending Capitalized Interest Account Balance                          144.66
to Noteholders                                      ------------------------------
  Total Ending Capitalized Interest Account Balance                          0.00
                                                    ==============================


Beginning Overcollateralization Amount                               3,015,179.96
Overcollateralization Amount Increase (Decrease)                       798,875.73
                                                    ------------------------------
Ending Overcollateralization Amount                                  3,814,055.69
Outstanding Overcollaterization Amount                               2,066,065.71
                                                    ------------------------------
Required Overcollateralization Amount                                5,880,121.40


                                                                                          Number            Percent
                                                                          Balance        of Loans         of Balance
Delinquent Loans (30 Days)                                             393,521.02           7                0.25%
Delinquent Loans (60 Days)                                              84,862.62           1                0.05%
Delinquent Loans (90+ Days) (1)                                              0.00           0                0.00%
Foreclosed Loans                                                             0.00           0                0.00%
REO                                                                          0.00           0                0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                                                            Percent
                                                     Liquidation To-Date                                  of Balance
                                                    ------------------------------
Beginning Loss Amount                                                        0.00
Current Month Loss Amount                                                    0.00                            0.00%
Ending Loss Amount                                                           0.00


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